                        CO-BRANDING & MARKETING AGREEMENT

This is a Co-Branding & Marketing Agreement ("Agreement") between Go2Net, Inc. ("Go2Net") and Asymetrix Learning Systems Inc. including its wholly owned subsidiary Click2Learn.com, Inc. ("Asymetrix").

WHEREAS, Go2Net currently offers through the world wide web portion of the internet certain sites, namely siliconinvestor.com, techstocks.com, go2net.com, metacrawler.com, virtualave.net and hypermart.net (collectively "Go2Net Web Sites");

WHEREAS, Asymetrix offers a system of online learning courses on various topics with a sophisticated new "browser-only" free authoring and publishing system that allows users to create and publish courseware (collectively the "Click2Net Service") accessible on or through the internet; and,

WHEREAS Go2Net desires to have Asymetrix's Click2Net Service offered on or through certain Go2Net's internet sites and Asymetrix desires to offer its Click2Net Service on or through such internet sites;

NOW THEREFORE, in consideration of the above circumstances and of the mutual promises and conditions contained herein, the parties agree as follows:

1. TERM. This Agreement shall be effective as of the date of the closing (the "Effective Date") of the investment in Asymetrix by Go2Net under the Securities Purchase Agreement and shall continue for an initial term of three (3) years thereafter. This Agreement shall automatically terminate at the end of the initial term unless renewed by mutual agreement of the parties prior to the end of the initial term.

2.   CLICK2LEARN SERVICE. The Click2Learn Service comprises:

     a learning destination site for information technology and business professionals to help improve performance and give access to relevant information quickly;

     online courses combined with a community of learners developing and sharing expertise and experiences;

     online learning courses available from leading vendors plus short learning titles called 2MinuteTutors for immediate reference;

     free content including "2MinuteTutors" as described herein;

     content available for purchase including a wide range of topics covering business, personal improvement, and computing/programming;

     ability to receive user input in order to suggest topics of interest to be developed for content, review and rate courses, and create content and share learning experiences;

     free, online authoring tool to create content and share knowledge; and,

     sale of training materials.


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

3. CO-BRANDED AREA. Go2Net and Asymetrix shall work together to develop a co-branded area featuring a customized version of the Click2Learn Service within each of the following Go2Net Web Sites: MetaCrawler; HyperMart; Virtual Avenue; and, Silicon Investor. Such co-branded areas shall be referred to herein as the "Subject Co-Branded Areas." The Subject Co-Branded Areas shall be hosted by Asymetrix on its computer systems and Asymetrix shall be responsible for serving the Subject Co-Branded Areas, system operation software, hardware costs, and network costs. Asymetrix shall also provide administrative support for the Subject Co-Branded Areas.

     a. The Subject Co-Branded Areas shall feature, among other things as the parties may agree, free "2 Minute Tutorials" and the sale of on-line training materials.

     b. To the extent that Asymetrix offers any services or features that compete with services or features offered by Go2Net, Go2Net may request that Asymetrix exclude its competitive services or features from the Subject Co-Branded Areas.

     c. The following Go2Net trademarks shall be used in connection with the Subject Co-Branded Areas: GO2NET, the applicable Go2Net Web Site trademark, and/or such other trademarks as Go2Net may specify from time to time.

     d. The following Asymetrix trademarks shall be used in connection with the Subject Co-Branded Areas: CLICK2LEARN and/or ASYMETRIX.

     e. When a user enters a Subject Co-Branded Area, all user navigation shall be within the Subject Co-Branded Area except for advertisements in space sold by Go2Net and as otherwise approved by Go2Net, until the user exits the Subject Co-Branded Area back to a Go2Net Web Site.

     f. Go2Net shall have the right to not include certain tutorials and/or on-line training materials on or in the Subject Co-Branded Areas.

4. ASYMETRIX PROMOTION. Asymetrix shall promote the Subject Co-Branded Areas as set forth in Exhibit A attached hereto.

5. GO2NET PROMOTION. Go2Net shall promote the Subject Co-Branded Areas on the Go2Net Web Sites by means of strategically placed links, buttons and banners as set forth in Exhibit B attached hereto.

6. EXCLUSIVITY. Asymetrix shall be the exclusive provider on the Go2Net Web Sites of on-line training materials specifically targeted at business users and directly delivered to computer monitors over the World Wide Web, so long as such on-line training materials are reasonably competitive with comparable training materials offered by third parties. Nothing herein shall prohibit Go2Net from advertising, promoting, marketing, offering, or selling other training materials, educational materials, and/or other media (e.g. books, videos, dvd, cd-roms, magazines, newsletters, etc.) that may include training or educational content. Asymetrix shall have a right of first offer to provide training materials which are not targeted at business users through one of Go2Net's Web Sites if Click2Learn offers a competing product.

7. FREE TUTORIALS. During the first year of this Agreement, Asymetrix shall create and provide twenty five (25) free tutorials for placement on or in the Go2Net Web Sites and Subject Co-Branded Areas. Asymetrix shall use its reasonable commercial best efforts to create and provide additional free tutorials (in an amount to be mutually agreed by the parties hereto) during the subsequent years of this Agreement. Go2Net shall provide the subject matter for the free tutorials to Asymetrix and Asymetrix shall provide editorial assistance in cooperation with Go2Net. Asymetrix may re-purpose the content of these free tutorials for distribution through its internet sites, subject to Go2Net's approval for such tutorials that relate to products, services or properties that are specific to Go2Net or any portion of Go2Net's network of web sites.

8. ON-LINE TRAINING MATERIAL AUTHORING TOOLS. Asymetrix shall provide server-side content authoring tools free of charge to all Go2Net Web Site users to enable them to produce their own on-line training materials. Authors shall own the in-line training materials they create but they may not republish such on-line training materials created with the Click2Learn authoring tools outside the Click2Learn network including all co-branded areas created with affiliates like Go2Net.

9. ON-LINE TRAINING MATERIAL TRANSACTIONS. Net revenues derived from the sale of on-line training materials shall be shared as set forth in sub-sections a and b below after Asymetrix receives the Triggering Amount of net revenue in the applicable year of this Agreement as set forth in sub-section d below. Such net revenue shall mean all revenue received by a party in connection with such sales less payments by the customers of taxes, actual shipping and handling expenses, credit card cancellation fees, credit card processing fees, chargebacks, returns and bad debt.

     a. Online training materials acquired by Asymetrix from third parties for the Click2Learn Service in individually negotiated transactions and sold through the Subject Co-Branded Areas, [ ] percent [ %] to Go2Net and the remainder at Asymetrix's discretion.

     b. On-line training materials created by Asymetrix, Go2Net and Subject Co-Branded area users, and/or others not included in sub-section a above:

     ------------------------------------------------------------------------------------------------------
     Transaction Type                                   Go2Net      Asymetrix   Others
     ------------------------------------------------------------------------------------------------------
     Go2Net resells on-line training materials            [  ]%       [  ]%     [  ]% to publisher and
                                                                                author
     ------------------------------------------------------------------------------------------------------
     Go2Net publishes and resells on-line training        [  ]%       [  ]%     [  ]% to independent author
     materials
     ------------------------------------------------------------------------------------------------------
     Go2Net on-line training materials (including         [  ]%       [  ]%     [  ]% to independent author
     Go2Net user created on-line training materials)
     sold by Asymetrix
     ------------------------------------------------------------------------------------------------------
     Go2Net on-line training materials sold through       [  ]%     at          [  ]% to independent
     another Asymetrix distribution affiliate                     Asymetrix's   author, remainder at
                                                                  discretion    Asymetrix's discretion
     ------------------------------------------------------------------------------------------------------

     c. Prior to any Go2Net on-line training materials being offered or sold by another Asymetrix distribution affiliate, each such Go2Net on-line training material must be approved for such distribution by Go2Net except as set forth in Section 7 above. Go2Net on-line training materials shall mean those on-line training materials including 2MinuteTutors and free tutorials prepared for Go2Net pursuant to this Agreement and on-line training materials prepared by Go2Net users.

     d. The net revenue "Triggering Amounts" shall be:

          i. First year of this Agreement: [ ] United States dollars (US$[ ]).

          ii. Second year of this Agreement: [ ] United States dollars (US$[ ]).

          iii. Third year of this Agreement: [  ] United States dollars
          (US$[  ]).

10.  ADVERTISING & SPONSORSHIPS.

     a. GO2NET.

          i. Go2Net shall have the exclusive right to sell advertising space and sponsorship references on or in the Subject Co-Branded Areas, subject to the revenue sharing provisions of sub-section c(i) below.

          ii. Go2Net shall have the exclusive right to sell advertising space and sponsorships on or in tutorials created or provided by Asymetrix for the Subject Co-Branded Areas and/or the Go2Net Web Sites pursuant to Section 7 above, subject to the revenue sharing provisions of sub-section c(i) below.

     b. ASYMETRIX.

          i. Nothing herein shall preclude Asymetrix from selling advertising space and sponsorship references on or in tutorials, on-line training materials, and the Click2Learn Service as such tutorials, on-line training materials and service appear outside the Subject Co-Branded Areas.

          ii. Asymetrix shall not place or caused to be placed any advertising or sponsorship references on or in the Subject Co-Branded Areas or on or in the Click2Learn Service as such service appears on or in the Subject Co-Branded Areas except as may be permitted pursuant to sub-section b(iv) below.

          iii. Asymetrix shall not place or cause to be placed any advertising on or in tutorials and/or on-line training materials appearing on or in the Subject Co-Branded Areas.

          iv. For tutorials not created or provided by Asymetrix for the Subject Co-Branded Area and/or the Go2Net Web Sites pursuant to Section 7 above, Asymetrix may sell sponsorship references on or in such tutorials appearing on or in the Subject Co-Branded Areas subject to the revenue sharing provisions of sub-section c(ii) below. If Asymetrix does not sell a sponsorship reference for a tutorial appearing on or in the Subject Co-Branded Areas or available for appearance on or in a Subject Co-Branded Area within sixty (60) days of the availability such tutorial, then Go2Net shall have the right to sell such sponsorship reference for that tutorial for when that tutorial appears in the Subject Co-Branded Areas.

          v. For tutorials not created or provided by Asymetrix for the Subject Co-Branded Areas and/or Go2Net Web Sites pursuant to Section 7 above, and for which Asymetrix has sold a sponsorship reference, if Go2Net elects to include such tutorial in a Subject Co-Branded Area, such tutorial shall include the sponsorship and shall be subject to the revenue sharing provisions of sub-section c(ii) below.

          vi. The parties hereto shall work together in good faith to establish standards that distinguish between sponsorship and advertisements.

     c. Revenue Sharing

          i. Go2Net shall pay Asymetrix [ ] percent [ %] of net revenues for advertising space and sponsorship references sold and appearing on or in the Subject Co-Branded Areas, on-line training materials, and tutorials. Net advertising revenues shall mean gross revenues (net of advertising agency fees and costs) collected by Go2Net for the appearances of such advertising space and sponsorship references on or in the Subject Co-Branded Areas less credits, refunds, and twenty percent ([ ]%) selling costs.

          ii. Asymetrix shall pay Go2Net [ ]fifty percent ([ ]%) of net revenues for sponsorship references sold and appearing on or in tutorials appearing on or in in the Subject Co-Branded Areas. Such net revenues shall mean gross revenues (net of advertising agency fees and costs) collected by Asymetrix for the appearances of such sponsorships references on or in the Subject Co-Branded Areas less credits, refunds, twenty percent ([ ]%) selling costs, and one time actual out of pocket creation and development costs (including an appropriate allocation of personnel costs) directly associated with the initial creation of such tutorial.

11. ASYMETRIX SALES. Asymetrix shall pay Go2Net [ ] percent ([ ]%) of net revenues derived from the sale of hard goods and instructor-led courses sold on or through the Subject Co-Branded Areas featuring the Click2Learn Service or via any Go2Net Web Site or to purchasers referred through a Go2Net Web. Net revenue shall mean all revenue received by Asymetrix in connection with such sales less the cost of the goods sold, payments by the customers of taxes, actual shipping and handling expenses, credit card cancellation fees, credit card processing fees, chargebacks, returns and bad debt.

12. OTHER REVENUE. Asymetrix shall pay Go2Net [ ] percent ([ ]%) of net revenues derived from distribution on or through the Subject Co-Branded Areas or via any Go2Net Web Site or to purchasers referred through a Go2Net Web Site. Net revenue shall mean all revenue received by Asymetrix in connection with such sales less the cost of the goods sold, payments by the customers of taxes, actual shipping and handling expenses, credit card cancellation fees, credit card processing fees, chargebacks, returns and bad debt.

13. REVENUE SHARING PAYMENT SCHEDULE & REPORTING. Revenue sharing payments pursuant to this Agreement shall be made within thirty (30) days of the end of each calendar quarter in which such payment accrues together with a detailed report of the calculation of each such payment.

14. AUDIT. The parties shall keep and maintain true and complete records relating to their activities pursuant to this Agreement in sufficient detail to enable the fees payable hereunder to be accurately determined. Such books and records shall be made available upon reasonable notice, at reasonable times during regular business hours, for inspection by the other party, or its designated representative. Such books and records shall be maintained for at least one (1) year after the expiration or termination of this Agreement. An auditing party shall bear its own expenses in conducting such audit unless the audited party has underpaid by more than five percent (5%) of the total amount due for the period of the audit, in which case the audited party shall bear the reasonable cost of the audit.

15. TRANSACTION PROCESSING. Go2Net shall assist Asymetrix to implement use of the Authorize.Net technology in the Click2Learn network with follow-up over the first three (3) months following execution of this Agreement. Upon successful completion of the implementation of the Authorize.Net gateway for Asymetrix:

     a. Asymetrix shall process all on-line transactions conducted through all Go2Net web sites through Go2Net's subsidiary Authorize.Net's gateway.

     b. Asymetrix shall process all on-line transactions conducted through the Subject Co-Branded Areas through Go2Net's subsidiary Authorize.Net's gateway.

     c. Asymetrix shall process all on-line transactions conducted through all Asymetrix's internet sites through Go2Net's subsidiary Authorize.Net's gateway for so long as such service is reasonably competitive with services offered by third parties.

     d. Authorize.Net shall have a right of first refusal to handle online transactions conducted through any Click2Learn distribution partner. In the event that a Click2Learn distribution partner requires services that Authorize.Net does not offer, then such services shall not be covered by this right of first refusal.

16. FEE. In consideration of Go2Net featuring the Click2Learn Service in a Subject Co-Branded Area on or via the designated Go2Net Web Sites, Asymetrix shall pay Go2Net [ ] United States dollars (US$[ ]) according to the following schedule:

     a. on the date of execution of this Agreement by Asymetrix, [ ] United States dollars (US$[ ]).

     b. on the first anniversary of the date of execution of this Agreement by Asymetrix, [ ] United States dollars (US$[ ]).

     c. on the second anniversary of the date of execution of this Agreement by Asymetrix, [ ] United States dollars (US$[ ]).

     d. Payments pursuant to this Section shall be made by wire transfer to the following account:

           ---------------------------------------------------------------
           company                       Go2Net, Inc.
           ---------------------------------------------------------------
           account number                36-001-674
           ---------------------------------------------------------------
           address                       999 Third Avenue
                                         Suite 4700
                                         Seattle, WA 98104
           ---------------------------------------------------------------
           bank address                  Imperial Bank
                                         2015 Manhattan Beach Blvd.
                                         Redondo Beach, CA 90278
           ---------------------------------------------------------------
           bank phone number             800-269-9050
           ---------------------------------------------------------------
           ABA routing number            122201444
           ---------------------------------------------------------------

     e. Payments pursuant to this section shall be non-refundable and not pro-rated.

17. LATE PAYMENT. In the event that a party hereto fails to timely or completely make any payment when due, compound interest at the rate of eighteen percent (18%) per annum shall accrue on all past due amounts until such amounts including interest are paid in full and the owed party shall have the right to: (a) immediately cease providing access to the Click2Learn Service; (b) to pursue all other legal and equitable remedies available to it; and, (c) if any payment is late by fifteen (15) or more days, to terminate this Agreement without further obligation. Further, in the event a party fails to timely or completely make any payment when due, the other party shall be entitled to recover its reasonable collection costs, including attorney's fees.

18. AVAILABILITY OF SERVICE. The Click2Learn Service shall be accessible in the Subject Co-Branded Areas twenty-four (24) hours a day, seven (7) days a week, except for scheduled maintenance and required repairs, and except for any loss or interruption due to causes beyond the control of Asymetrix or which are not reasonably foreseeable by Asymetrix, including, but not limited to, interruption or failure of telecommunication or digital transmission links and internet slow-downs or failures. Asymetrix shall use commercially reasonable efforts to maintain the performance and robustness of the Subject Co-Branded Area substantially the same as that for its asymetrix.com and click2learn.com internet sites for users of the two most recent versions of Netscape Navigator and Microsoft Internet Explorer on Windows 95 or newer systems.

19.  SERVICE RIGHTS.

     a. Asymetrix assumes sole responsibility for the accuracy of the Click2Learn Service other than materials provided by users and/or Go2Net, including, without limitation, descriptive claims, warranties, guarantees, nature of business, and address where business is conducted and ensuring that the Click2Learn Service does not infringe or violate any right of any third party. Notwithstanding the foregoing, Go2Net reserves the right, in its sole discretion, to exclude or remove from the its internet sites the Click2Learn Service or any portion thereof which in Go2Net's sole discretion, may violate or infringe any law or third party rights or which otherwise exposes or potentially exposes Go2Net to civil or criminal liability or public ridicule, provided that such right shall not place an obligation on Go2Net to monitor or exert editorial control over its internet sites.

     b. Go2Net assumes sole responsibility for the accuracy of its contributions to the Subject Co-Branded Areas other than materials provided by users, including, without limitation, descriptive claims, warranties, guarantees, nature of business, and address where business is conducted and ensuring that such contribution does not infringe or violate any right of any third party. Notwithstanding the foregoing, Asymetrix reserves the right, in its sole discretion, to exclude or remove from the Click2Learn Service and the Co-Branded Areas or any portion thereof which in Asymetrix's sole discretion, may violate or infringe any law or third party rights or which otherwise exposes or potentially exposes Asymetrix to civil or criminal liability or public ridicule, provided that such right shall not place an obligation on Asymetrix to monitor or exert editorial control over its internet sites.

20. LIMITATIONS ON SERVICE. Asymetrix shall not place or cause to be placed on a Go2Net Web Site, the Click2Learn Service and/or the Subject Co-Branded Areas anything which is obscene, threatening, malicious, or which infringes on or violates any applicable law or regulation or any proprietary, contract, moral, privacy or other third party right, or which otherwise exposes Asymetrix and/or Go2Net to civil or criminal liability. A breach of this provision by Asymetrix shall be a material breach of this Agreement.

21. PROPRIETARY RIGHTS OF ASYMETRIX. As between Asymetrix and Go2Net, the Click2Learn Service shall remain the sole and exclusive property of Asymetrix and/or its suppliers, including, without limitation, all copyrights, trademarks, patents, trade secrets, and any other proprietary rights. Nothing in this Agreement shall be construed to grant Go2Net any ownership right in, or license to, the Click2Learn Service.

22. USER INFORMATION. Asymetrix and Go2Net shall jointly own the user data generated in connection with the Subject Co-Branded Areas. Neither party shall rent, lease, lend, sell, disclose user data to, or use user data on behalf of, any third party that offers an internet site or service competitive with the other party to this Agreement.

23.  TRADEMARK USAGE.

     a. ASYMETRIX MARKS. Asymetrix hereby grants to Go2Net during the term of this Agreement a worldwide, nonexclusive, nontransferable, non-assignable right to use Asymetrix's trademarks as specified in this Agreement in connection with the Click2Learn Service featured on Go2Net's internet sites. All such use of Asymetrix's trademarks shall inure to the benefit of Asymetrix. Nothing in this Agreement shall create any further right, title or interest for Go2Net in Asymetrix's trademarks or in any of Asymetrix's other names, trademarks, service marks, design marks, symbols and/or other indicia of origin and no use of such will be made by Go2Net for any purpose without the prior written approval of Asymetrix. Go2Net shall use Asymetrix's trademarks in accordance with such reasonable guidelines as Asymetrix may provide to Go2Net from time to time. Go2Net agrees to cooperate with Asymetrix in facilitating the monitoring and control of the use of Asymetrix's trademarks, and to supply Asymetrix with samples of use upon request. All uses of Asymetrix's trademarks shall be subject to Asymetrix's prior approval. Go2Net shall not modify any of Asymetrix's trademarks without Asymetrix's prior written approval. Go2Net shall not use any name or mark confusingly similar to any Asymetrix name or mark as part of any domain name without the prior written approval of Asymetrix.

     b. GO2NET MARKS. Go2Net hereby grants to Asymetrix during the term of this Agreement a worldwide, nonexclusive, nontransferable, non-assignable right to use Go2Net's trademarks as specified in this Agreement in connection with the Click2Learn Service featured on Asymetrix's internet sites. All such use of Go2Net's trademarks shall inure to the benefit of Go2Net. Nothing in this Agreement shall create any further right, title or interest for Asymetrix in Go2Net's trademarks or in any of Go2Net's other names, trademarks, service marks, design marks, symbols and/or other indicia of origin and no use of such will be made by Asymetrix for any purpose without the prior written approval of Go2Net. Asymetrix shall use Go2Net's trademarks in accordance with such reasonable guidelines as Go2Net may provide to Asymetrix from time to time. Asymetrix agrees to cooperate with Go2Net in facilitating the monitoring and control of the use of Go2Net's trademarks, and to supply Go2Net with samples of use upon request. All uses of Go2Net's trademarks shall be subject to Go2Net's prior approval. Asymetrix shall not modify any of Go2Net's trademarks without Go2Net's prior written approval. Asymetrix shall not use any name or mark confusingly similar to any Go2Net name or mark as part of any domain name without the prior written approval of Go2Net.

     c. APPROVAL. All advertising, marketing, and promotional material bearing the marks of one party must be submitted to that party prior to use, display or publication for approval. If such material is not disapproved within seven (7) days of submission, it shall be deemed approved.

     d. NO OTHER MARKS. Neither party shall not use any trademark or logo of the other party except as expressly provided in this Agreement.

     e. NO USE AFTER EXPIRATION OR TERMINATION. The parties shall, upon the expiration of expiration or termination of this Agreement, cease and desist from all use of the other party's marks.

24. AVAILABILITY OF THE GO2NET WEB SITES. Go2Net's Web Sites providing access to the Click2Learn Service in Subject Co-Branded Areas shall be accessible twenty-four (24) hours a day, seven (7) days a week, except for scheduled maintenance and required repairs, and except for any loss or interruption due to causes beyond the control of Go2Net or which are not reasonably foreseeable by Go2Net, including, but not limited to, interruption or failure of telecommunication or digital transmission links and internet slow-downs or failures. Go2Net shall use commercially reasonable efforts to maintain the performance and robustness of the Subject Co-Branded Area substantially the same as that for its Go2Net.com internet site for users of the two most recent versions of Netscape Navigator and Microsoft Internet Explorer on Windows 95 or newer systems.

25. CONFIDENTIALITY. In connection with performing pursuant to this Agreement, the parties acknowledge that they may disclose and/or receive confidential information proprietary to the other party.

     a. "Confidential information" includes, but is not limited to, all information proprietary to Go2Net or to Asymetrix, whether or not reduced to writing or other tangible medium of expression, and whether or not patented, patentable, capable of trade secret protection, or protected as an unpublished or published work under the United States Copyright Act of 1976 as amended. Confidential information also includes information relating to the intellectual property and business practices of Go2Net or Asymetrix. Confidential information also includes comparable information that Go2Net or Asymetrix may receive or has received from others they do business with.

     b. "Intellectual property" includes information relating to research and development, inventions, discoveries, developments, improvements, methods and processes, know-how, drawings, blueprints, specifications, product briefs, algorithms, computer programs and software, compositions, works, concepts, designs, ideas, prototypes, models, samples, screens, molds, patents, copyrights, trademarks, trade names, trade secrets, formulate, writings, notes, and patent, trademark, and copyright applications.

     c. "Business practices" includes information relating to intellectual property, business plans, financial information, products, services, manufacturing processes and methods, costs, sources of supply, advertising and marketing plans, customer lists, sales, profits, pricing methods, personnel, and business relationships.

     d. This Agreement and the terms hereof shall be confidential information.

     e. Confidential information does not include information which (i) was already known to the other party, (ii) becomes generally available to the public other than through a breach of this Agreement, (iii) is furnished to the other party by a third party who is lawfully in possession of such information and who lawfully conveys that information, or (iv) is subsequently developed by the receiving party independently of the information received from the disclosing party.

     f. The parties agree to take reasonable steps to protect the other's confidential information. The parties shall not: (a) use, except as required by the normal and proper course of performing under this Agreement, (b) disclose, (c) copy, or (d) allow access to, the other's confidential information without express prior written consent or as may be required by law or by action of a competent government authority subject to the party compelled to disclose good faith efforts to meet such requirement subject to a confidentiality agreement or protective order. These restrictions will continue to apply as long as the confidential nature of the information is maintained and shall survive the expiration or termination of this Agreement.

     g. The parties shall upon the completion or termination of this Agreement, or at any other time when requested, promptly return all property of the other, including but not limited to all confidential information and copies thereof.

26. NEW DEVELOPMENTS. As between the parties, each party shall exclusively own all intellectual property that it independently creates, develops or acquires. If the parties jointly create, develop, or acquire intellectual property in connection with their performance pursuant to this Agreement, the parties shall jointly own such intellectual property.

27.  WARRANTIES.

     a. Each party represents and warrants that it has not and will not disclose to the other party to this Agreement any confidential or proprietary information belonging to a third party (including prior employers, employees and customers) unless written authorization from the third party is first obtained in form and substance satisfactory to the receiving party.

     b. Each party represents and warrants that it has not engaged and will not engage in any activity, made any commitment, or entered into any agreement inconsistent or in derogation of the rights granted in this Agreement.

     c. Asymetrix represents and warrants that the Click2Learn Service and its contributions to the Subject Co-Branded Areas pursuant to this Agreement (not including material provided by users) do not and shall not (i) infringe the intellectual property rights of any person or entity, or (ii) violate any law or regulation of the United States including the territories and possessions thereof.

     d. Go2Net represents and warrants that its contributions to the Subject Co-Branded Areas pursuant to this Agreement (not including material provided by users) do not and shall not (i) infringe the intellectual property rights of any person or entity, or (ii) violate any law or regulation of the United States including the territories and possessions thereof.

28. NO GUARANTEES. There are no guarantees whatsoever made by Go2Net as to the results of its efforts in connection with its internet sites and the Click2Learn Service provided by Asymetrix as featured on such internet sites in Subject Co-Branded Areas. There are no warranties, promises or statements made by Go2Net or Asymetrix except as specifically stated herein with respect to any matter. Neither Go2Net nor Asymetrix has made any affirmation of fact or promise relating to the Click2Learn Services or duties that have become any basis of this Agreement other than as stated herein, and each of Go2Net and Asymetrix acknowledges that it has relied on no warranties, promise or statements other than those expressly set forth in this Agreement.

29. PUBLICITY. The parties shall cooperate to issue a joint press release announcing this Agreement and/or the launch of the co-branded area, such joint press release shall require the approval of both parties prior to issuance. The parties shall be permitted to use previously approved text with no further approvals subject to the text being substantially the same with allowance only of context and time. Except in the course of performing pursuant to this Agreement, the parties shall not publicize their relationship or the work done in connection with this Agreement without the prior written approval of the other party.

30. WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES MAKE NO WARRANTIES HEREUNDER AND EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

31. LIABILITY LIMITATION. EXCEPT AS SET FORTH IN SECTION 32 BELOW, THE PARTIES SHALL HAVE NO LIABILITY TO EACH OTHER FOR UNAUTHORIZED ACCESS TO, OR ALTERATION, THEFT OR DESTRUCTION OF, THE CLICK2LEARN SERVICE AND/OR ANY INTERNET SITE OR AREA FEATURING THE CLICK2LEARN SERVICE, OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

32.  INDEMNIFICATION.

     a. BY ASYMETRIX. With respect to claims or actions against one or both parties by third parties insofar as such claim, demand or action is attributable to the acts or omissions of


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

     Asymetrix or a breach by Asymetrix of a representation and/or warranty made in this Agreement, Asymetrix shall (i) indemnify Go2Net against any liability, cost, loss, or expense of any kind; and (ii) hold harmless Go2Net and save it from any liability, cost, loss, or expense of any kind.

     b. BY GO2NET. With respect to claims or actions against one or both parties by third parties insofar as such claim, demand or action is attributable to the acts or omissions of Go2Net or a breach by Go2Net of a representation and/or warranty made in this Agreement, Go2Net shall (i) indemnify Asymetrix against any liability, cost, loss, or expense of any kind; and
     (ii) hold harmless Asymetrix and save it from any liability, cost, loss, or expense of any kind.

     c. PROCEDURE. If any action shall be brought against a party in respect to which indemnity may be sought from the other party pursuant to the provisions of this Section, the party seeking indemnity (the "Indemnitee") shall follow the procedures in this Section. If an Indemnitee receives any notice of a claim or other allegation with respect to which the other party (the "Indemnitor") has an obligation of indemnity hereunder, then the Indemnitee will, within fifteen (15) days of receipt of such notice, give the Indemnitor written notice of such claim or allegation setting forth in reasonable detail the facts and circumstances surrounding the claim. The Indemnitee will not make any payment or incur any costs or expenses with respect to such claim, except as requested by the Indemnitor or as required to comply with this procedure. The Indemnitor shall immediately assume the full control of the defense or settlement of such claim or allegation, including the selection and employment of counsel, and shall pay all authorized costs and expenses of such defense and settlement. The indemnified party must consent to any settlement that imposes restrictions on or requires the Indemnitee to contribute financially to such settlement. The Indemnitee will fully cooperate, at the expense of the Indemnitor, in the defense or settlement of the claim. The Indemnitee shall have the right, at its own expense, to employ separate counsel and participate in the defense or settlement of the claim.

34. DISPUTE RESOLUTION. If any dispute arises under this Agreement, the parties shall make a good faith effort to resolve the dispute before taking any action. The parties shall meet to discuss the dispute no later than thirty (30) days after either party gives written notice to the other party that such a dispute exists. Such meeting may be held telephonically if travel is impractical for either party. At such meeting, an officer of each of Asymetrix and who has authority to resolve the dispute shall be in attendance. No action, suit, arbitration or other proceeding may be commenced before the parties have met pursuant to this provision unless immediate injunctive relief is being sought, in which case the noted meeting shall take place at the earliest opportunity after such immediate injunctive relief is sought.

35. WAIVER OF JURY TRIAL. The parties hereby agree to waive their respective rights to a jury trial of any claim or cause of action related to or arising out of this Agreement. The scope of the waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter herein, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The parties each acknowledge that the waiver is a material inducement for each party to enter into a business relationship, that each party has already relied on the waiver in entering into this Agreement and that each will continue to rely on the waiver in their related future dealings. Each party further warrants and represents that each has had the opportunity to have legal counsel review the waiver. The waiver is irrevocable, meaning that it may not be modified either orally or in writing, and the waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement. In the event of litigation, this Agreement may be filed as written consent to a trial by court.

36. PREVAILING PARTY. If any legal action or other proceeding is brought for a breach of this Agreement or any of the warranties herein, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in bringing such action or proceeding, in addition to any other relief to which such party may be entitled.

37. INDEPENDENT CONTRACTOR. The parties hereto are independent contractors. Neither party undertakes by this Agreement, or otherwise, to perform any obligation of the other. In no way is one party to be construed as an agent, or acting as an agent of the other in any respect.

38. PRIOR OBLIGATIONS. The parties represent and warrant that entering into and performing under this Agreement does not conflict with any prior obligations to third parties.

39. TAXES. Each party shall be responsible for any income and other taxes required under applicable laws arising out of monies received by each of them pursuant to this Agreement.

40. TERMINATION DUE TO INSOLVENCY. If either party: (a) commences or becomes the subject of any case or proceeding under the bankruptcy, insolvency or equivalent laws of the United States; (b) has appointed for it or for any substantial part of its property a court-appointed receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official; (c) makes an assignment for the benefit of its creditors; (d) fails generally to pay its debts as they become due; or (e) takes corporate action in furtherance of any of the foregoing (collectively, herein referred to as "Events of Insolvency"), then, in each case, such party shall immediately give notice of such event to the other. Whether or not such notice is given, the other party shall have the right, to the fullest extent permitted under applicable law, following the occurrence of any Event of Insolvency and without prejudice to any other rights it may have, at any time thereafter to terminate this Agreement without further obligation, effective immediately upon giving notice.

41. TERMINATION IN THE EVENT OF MATERIAL EVENTS. Either party may terminate this Agreement at any time in the event of a material breach of the terms herein by the other party, if such party shall fail to cure such material breach within fifteen (15) days of notice of such breach.

42. WAIVER OF BREACH. A breach of any provision of this Agreement may only be waived in writing and the waiver of such breach shall not operate or be construed as a waiver of any subsequent breach.

43. SEVERABILITY. If any provision of this Agreement should, for any reason, be held invalid or unenforceable in any respect, the remainder of this Agreement shall be enforced to the full extent permitted by law. A court of competent jurisdiction is hereby empowered to modify the invalid or unenforceable provision to make it valid and enforceable.

44. PERFORMANCE EXCUSED. The parties shall be excused from delays in performing or from any failure to perform hereunder to the extent that such delay or failure result from causes such as war or natural disaster or strike which are beyond the reasonable control of the party, provided that, in order to be excused from delay or failure to perform, the party must act diligently to remedy such delay or failure. In the event such delay continues for ten (10) consecutive days, either party shall have the right to terminate this Agreement.

45. ASSIGNMENT & TRANSFER. Neither party shall assign or transfer this Agreement without the express prior written consent of the other party except in connection with the sale or transfer of substantially all the assets and/or outstanding stock of a party.

46. BIND & BENEFIT. This Agreement shall bind and benefit the successors and assigns of the parties.

47. NOTICE AND DELIVERY. Under this Agreement, if one party is required to deliver or submit something to the other, or give notice, such delivery and such notice shall be by fax to the fax numbers set forth below with a confirmation copy by next day courier (such as Federal Express, DHL, UPS or the like) addressed as set forth below or as may otherwise be agreed to in writing. Notice shall be deemed given on the day of delivery by courier.

        For Go2Net:   General Counsel         For Asymetrix:   General Counsel
                      Go2Net, Inc.                             Asymetrix Learning Systems Inc.
                      Suite 4700                               Suite 700
                      999 3d Avenue                            110 - 110th Avenue N.E.
                      Seattle, WA 98104                        Bellevue, WA 98004

                      Fax:  206-287-9046                       Fax:  425-637-1540

48. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties as to the subject hereof. This Agreement supersedes all prior oral and written agreements between the parties as to the subject hereof. This Agreement may not be modified or amended except by writing signed by an officer of Go2Net and an officer of Asymetrix.

49. HEADINGS. Headings in this Agreement are for the purpose of convenience only. They are not intended to be a material part of the Agreement, and in the event of any conflict between the heading and the text, the text shall govern.

50. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington, United States of America. The parties consent to the federal and state courts sitting in the city of Seattle in the State of Washington having jurisdiction over them.

IN WITNESS WHEREOF, Asymetrix and Go2Net have caused duplicate originals of this Agreement to be executed by their duly authorized officers on the date(s) set forth below:

GO2NET, INC.                            ASYMETRIX LEARNING SYSTEMS INC.

----------------------------------      -----------------------------------
printed name:                           printed name:
title:                                  title:

Date:                                   Date:
     -----------------------------           -----------------------------



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